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                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549
                           ----------------

                              FORM 8-K

                          CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



Date   of   Report  (Date  of  earliest  event   reported)
November 23, 1998


                    UNION PACIFIC CORPORATION
                    -------------------------
       (Exact Name of Registrant as Specified in Charter)


          Utah                        1-6075               13-2626465
----------------------------         ------------    ------------------
(State or Other Jurisdiction         (Commission         (IRS Employer
    of Incorporation)                File Number)    Identification No.)


1717    Main Street,   Suite 5900,   Dallas, Texas   75201
----------------------------------------------------------
(Address  of  Principal  Executive  Offices)       (Zip Code)



Registrant's telephone number, including area  code  (214)743-5600

Item 5.   Other Events.
        -------------

      On  November  19,  1998, the Board of  Directors  of
Union Pacific Corporation (the "Company") amended the bylaws of the Company to provide, among other things, that notice by a shareholder of business or nominations for director to be brought before an annual meeting of shareholders must be given to the Company at least 90 and no more than 120 days prior to the anniversary date of the prior year's annual meeting. A copy of the bylaws of the Company as amended are filed herewith as Exhibit 3.1 (the
"Amended Bylaws").

      Under the Amended Bylaws, a shareholder who wishes to propose business for consideration or to nominate persons for election to the Board of Directors at the Company's 1999 Annual Meeting of Shareholders must deliver to the Company and the Company must receive during the period beginning on December 18, 1998 and ending on January 17, 1999 the information specified in the Amended
Bylaws regarding such proposal or nomination.

      Additionally,  under  the  Securities  and  Exchange
Commission's Rule 14a-4, as recently amended, the Company may exercise discretionary voting authority under proxies it solicits to vote on a proposal made by a shareholder that the shareholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8 unless the Company is notified about the proposal during the period beginning on December 18, 1998 and ending on January 17, 1999, and the shareholder satisfies the other requirements of Rule 14a-4(c).



Item 7.   Financial Statements and Exhibits.
        ----------------------------------

      (c)  Exhibits.
          ---------

               Exhibit             Description
               -------             ------------
                3.1        Bylaws    of   Union    Pacific
                            Corporation    (as     amended
                            effective November 19, 1998).

                          SIGNATURES

Pursuant  to  the requirements of the Securities  Exchange
Act of 1934, Union Pacific Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 20, 1998


                              UNION PACIFIC CORPORATION


                              By:   /s/Carl W. von Bernuth
                                   -----------------------
-                             Name:    Carl W. von Bernuth
                              Title:   Senior Vice President,
                                       General Counsel and Secretary


        INDEX

                        Exhibit Index
                        --------------


      Exhibit                     Description
      -------                     ------------

          3.1            Bylaws   of   Union   Pacific
                         Corporation (as amended effective
                         November 19, 1998).